Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$61,469
Unrealized Gain (Loss) on Market Value of Futures	437,700
Dividend Income	23
Interest Income	205
Total Income (Loss)	$499,397

Expenses
General Partner Management Fees	$4,215
Professional Fees	3,668
Brokerage Commissions	131
Directors' Fees and insurance	215
NYMEX License Fee	85
Total Expenses	8,314
Expense Waiver	(3,256)
Net Expenses	$5,058
Net Income (Loss)	$494,339

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/20	$6,426,013
Net Income (Loss)	494,339

Net Asset Value End of Month	$6,920,352
Net Asset Value Per Share (750,000 Shares)	$9.23

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596